SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 16, 2009
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal	(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 16, 2009, Penson Worldwide, Inc. (the “Company”) entered into the Eighth Amendment (the “Amendment”) to its Credit Agreement, dated as of May 26, 2006 (the “Credit Agreement”), with Guaranty Bank, as Administrative Agent, Swing Line Lender, Arranger and Letter of Credit Issuer, Wachovia Bank, N.A., as Documentation Agent, and the other lenders party thereto, as amended by the First Amendment between the Company and Guaranty Bank dated as of September 29, 2006, the Second Amendment between the Company and Guaranty Bank dated as of February 16, 2007, the Third Amendment between the Company and Guaranty Bank dated as of April 5, 2007 the Fourth Amendment between the Company and Guaranty Bank dated as of July 31, 2007 the Fifth Amendment between the Company and Guaranty Bank dated as of September 19, 2007, the Sixth Amendment between the Company and Guaranty Bank dated as of December 5, 2007 and the Seventh Amendment between the Company and Guaranty Bank dated as of July 21, 2008. The Amendment is effective as of December 31, 2008 and, among other things, revises the Applicable Rate, Base Rate and LIBOR Rate for funds borrowed under the Credit Agreement and prohibits the Company from making any acquisitions without the prior approval of the Required Lenders under the Credit Agreement through the maturity date of the Credit Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: March 19, 2009	/s/ Philip A. Pendergraft
Name: Philip A. Pendergraft
Title: Chief Executive Officer